TRANSACTION BONUS AGREEMENT This Transaction Bonus Agreement (this "Agreement"), dated as of May 11, 2022 (the "Effective Date"), is by and between Michael Willoughby (the "Executive"), PFSweb, Inc., ("PFSW") and Priority Fulfillment Services, Inc. (the "Company" and, together with PFSW, the "Companies") (each a "Party," and collectively, the "Parties"). WHEREAS, the Companies are currently exploring potential strategic alternatives, which may involve a transaction that could result in a Change of Control (as defined below) (a "Transaction") pursuant to a definitive transaction agreement (a "Transaction Agreement"); WHEREAS, the continuing efforts of the Executive are necessary to the successful performance of the ongoing operations of the Companies and its subsidiaries and, should the Board of Directors of PFSW (the "Board") authorize the Companies to enter into any such Transaction, would be necessary to the successful negotiation and execution of a Transaction Agreement and consummation of the transactions contemplated by any such Transaction Agreement (the "Closing"); and WHEREAS, as an inducement to the Executive to remain employed by the Company or PSFW, as the case may be, through the Closing of any Transaction, the Company has determined that, subject to and effective upon the Closing occurring with respect to such Transaction, the Executive shall be entitled to receive a transaction bonus on the terms and conditions described herein. 1. Transaction Bonus. (a) In connection with a potential Transaction, the Company approved the granting of a transaction bonus, contingent upon a successful sale of PFSW being completed on or prior to December 31, 2022, or such later date as agreed by the Compensation Committee of the Board of Directors (the "Outside Closing Date"). The Executive shall be eligible to receive a transaction bonus (the "Transaction Bonus") in cash in an amount equal to .255% of the transaction value (the "Transaction Value") of the transaction, "transaction value" having the same meaning as set forth in the engagement letter with Raymond James, the banker working with the Company on the transaction. Except as set forth in Section 1(b) below, the Transaction Bonus shall be subject to (i) the Executive actively supporting and working towards the execution of a Transaction Agreement and the completion of all of the requirements necessary to consummate the Transaction, as reasonably determined by the Compensation Committee of the Board, prior to the Closing, (ii) the Executive continuing to be employed in good standing by the Company or PSFW, as the case may be, from the Effective Date through the Closing and (iii) the Closing of a Transaction occurring on or prior to the "Outside Closing Date." If all of the foregoing conditions are satisfied, the Transaction Bonus shall be paid to the Executive in a single lump-sum payment as soon as practicable as administratively practicable following Closing, but in no event later than thirty (30) days following Closing. For the purposes of this Agreement, "Change of Control" means (i) the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the "Surviving Entity")) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale; or (ii) sale of an operating business segment of the Company for which the Employee is designated or allocated to perform services or is otherwise employed under. (b) If the Executive's employment is terminated by the Company prior to a Change of Control in connection with or in anticipation of such Change of Control (other than for cause), and a Transaction is completed on or prior to the Outside Closing Date, the Executive shall be entitled to, and the Company shall be required to, subject to the Executive's execution of a general release in favor of the Company that is reasonably acceptable to the Company (the "Release") within (30) days following such termination (which release is not revoked), pay the Executive the Transaction Bonus on the later of (i) thirty (30) days following the Closing, or (ii) forty-five (45) days following the Executive's termination of employment; provided that the Closing of the Transaction occurs on or prior to the Outside Closing Date. 2. 280G Parachute Payments. (a) Notwithstanding any other provision of this Agreement or any other plan, arrangement or Agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Executive or for the Executive's benefit pursuant to the terms of this Agreement ("Covered Payments") constitute parachute payments ("Parachute Payments") within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any interest or penalties with respect to such excise tax (collectively, the "Excise Tax"), then the Company shall pay to the Executive, no later than the time the Excise Tax is required to be paid by the Executive or withheld by the Company, an additional amount (the "Gross-up Payment") equal to the sum of the Excise Tax payable by the Executive, plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax and any income and employment taxes imposed on the Gross-up Payment)) that the Executive would have been in if the Executive had not incurred any tax liability under Section 4999 of the Code. (b) Any determination required under this Section 2, including whether any payments or benefits are Parachute Payments, shall be made by the Company in its sole discretion. The Executive shall provide the Company with such information and documents as the Company may reasonably request in order to make a determination under this Section 2. The Company's determination shall be final and binding on the Company and the Executive. (c) In light of the uncertainty in applying Section 4999 of the Code, if it is subsequently determined that the Gross-up Payment is not sufficient to put the Executive in the same after-tax position (taking into account any and all applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax and such taxes imposed on the Gross-up Payment)) that the Executive would have been in if the Executive had not incurred the Excise Tax, then the Company shall promptly pay to or for the benefit of the Executive such additional amounts necessary to put the Executive in the same after-tax position that the Executive would have been in if the Excise Tax had not been imposed. In the event that a written ruling of the Internal Revenue Service (the "IRS") is obtained by or on behalf of the Company or the Executive, which provides that the Executive is not required to pay, or is entitled to a refund with respect to, all or a portion of the Excise Tax, then the Executive shall reimburse the Company in an amount equal to the Gross- up Payment, less any amounts which remain payable by or are not refunded to the Executive, within fourteen (14) days of the date of the IRS determination or the date the Executive receives the refund, as applicable. The Executive and the Company shall reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for the Excise Tax. 3. Entire Agreement. This Agreement contains the entire agreement between the Executive and the Company with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. 4. Waiver and Amendments. This Agreement may be amended, modified, superseded, or canceled, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. 5. Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof: All disputes arising out of or related to this Agreement shall be submitted to the state and federal courts of Texas, and the Parties irrevocably consent to such personal jurisdiction and waive all objections thereto, but do so only for the purposes of this Agreement. 6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. 7. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Party or any circumstance, is invalid or unenforceable,(a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. 8. Section 409A. This Agreement is intended to be excepted from Section 409A as installment payments made during the short-term deferral period in compliance with Treasury regulation Section l .409A-l (b)(4). To the extent this Agreement results in "nonqualified deferred compensation" subject to Section 409A, it is expressly intended that the Agreement shall comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder shall comply with Section 409A. Notwithstanding the foregoing, the Company makes no representation that this Agreement complies with Section 409A and shall have no liability to the Executive for any failure to comply with Section 409A. 9. Tax Withholding. The Company shall have the right to deduct from any payment due under this Agreement, any applicable withholding taxes or other deductions required by law to be withheld with respect to such payment and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

10. Termination of Agreement. Notwithstanding anything to the contrary herein, if either (a) the Closing fails to be consummated by the Outside Closing Date or (b) the Executive's employment terminates for any reason (other than an Anticipatory Termination) prior to the Closing, then this Agreement shall automatically terminate without any further action by the Parties hereto and this Agreement shall be null and void and have no further force and effect. Notwithstanding the foregoing, Section 2 of this Agreement shall survive the termination of this Agreement. IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned. COMPANIES EXECUTIVE By:___________________________________ By:___________________________________ Name: Mercedes De Luca Name: Michael Willoughby Title: Compensation Committee Chair of PFSweb, Inc. Title: CEO, PFSW and PFS